UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/20/2012

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2012, Stepan Company (“Stepan”) entered into a committed $125 million multi-currency five-year revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and four U.S. banks named as lenders thereunder (the “Credit Agreement”). The Credit Agreement allows Stepan to make unsecured borrowings, as requested from time to time, for working capital and other corporate purposes. The Credit Agreement replaces Stepan’s previous revolving credit agreement that would have expired in August 2013 and has been terminated simultaneously with the Credit Agreement.

Loans under the Credit Agreement may be incurred, at the discretion of Stepan, with terms to maturity of 1 to 180 days. Stepan may choose interest rate options including (1) LIBOR applicable to each currency plus spreads ranging from 0.95 percent to 1.65 percent, depending on Stepan’s leverage ratio, (2) the prime rate plus zero percent to 0.65 percent, depending on the leverage ratio, or (3) market rates in effect from time to time. The Credit Agreement requires Stepan to pay a facility fee ranging from 0.175 percent to 0.35 percent, which also depends on the leverage ratio. The Credit Agreement requires the maintenance of certain financial ratios and compliance with certain other covenants that are similar to Stepan’s existing debt agreements, including net worth, interest coverage and leverage financial covenants and limitations on restricted payments, indebtedness and liens.

The events of default under the Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest, (2) failure of representations or warranties to be correct when made, (3) failure to perform any other term, covenant or agreement, (4) a cross-default with other debt in certain circumstances, (5) a change of control and (6) bankruptcy. Generally, if an event of default occurs, subject to certain exceptions, participating banks with more than 50% of the commitments under the Credit Agreement may declare all loans outstanding under the Credit Agreement to be immediately due and payable. A copy of the Credit Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement described under Item 1.01 of this Current Report on Form 8-K, the existing $60 million three year revolving credit agreement dated as of August 27, 2010 among Stepan, JPMorgan Chase Bank, N.A., as administrative agent, and three U.S. banks named as lenders thereunder (the “Prior Credit Agreement”) previously described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2010, was terminated as of September 20, 2012. There was no penalty associated with early termination of the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Credit Agreement dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: September 25, 2012	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Credit Agreement dated September 20, 2012